Sub-Item 77Q1(a):
EXHIBITS


CASH TRUST SERIES,
INC.
ARTICLES OF AMENDMENT
Cash Trust Series,
Inc., a Maryland
corporation having
its principal office
in the City of Baltimore,
Maryland, and a
registered open-end
investment company under
the Investment Company
Act of 1940
(the "Corporation"),
hereby certifies to the
State Department of
Assessments and Taxation
of Maryland,
that:
FIRST:	The Articles of
Incorporation of the
Corporation are hereby
 amended by striking out
paragraph
(a) of Article FOURTH of
the Articles of
Incorporation of the
Corporation filed on
February 2, 1993 and
inserting in lieu
thereof the following:
	FOURTH:  (a)
The Corporation is
authorized to issue
50,000,000,000 shares
of common
stock, par value $0.001
per share.  The aggregate
par value of all shares
which the Corporation is
authorized to issue is
$50,000,000.  Subject
to the following
paragraph, the authorized
shares are
classified as separate
series of shares, with
12,500,000,000 classified
into each of the Federated
Government Cash Series,
Federated Municipal Cash
Series, Federated Prime
Cash Series, and
Federated Treasury Cash
Series.
SECOND:	The amendment to
the Articles of
Incorporation of the
Corporation herein made
consists
only of a change in the
name of series of the
Corporation's stock from
Government Cash Series,
Municipal Cash Series,
Prime Cash Series and
Treasury Cash Series,
to Federated Government
 Cash
Series, Federated Municipal
Cash Series, Federated
Prime Cash Series and
Federated Treasury Cash
Series, and does not
change the preferences,
conversion or other rights,
voting powers, restrictions,
limitations as to dividends,
qualifications, or terms or
conditions of redemption
of the series of stock, and
the said amendment was duly
 approved by vote of a
majority of the entire board
of directors of the
Corporation at a meeting
duly convened and held on May
14, 2010.  The said amendment
is limited to a
change expressly permitted by
Section 2-605 of the
Corporations and Associations
 Article of the Code of
Maryland to be made without
action by stockholders.
THIRD:	This Amendment shall
be effective June 30, 2010.
We, the undersigned President
and Assistant Secretary, swear
under penalties of perjury
this 16th day of
June, 2010 that the foregoing
is a corporate act.
ATTEST:


/s/ Leslie K. Ross
Name:  Leslie K. Ross
Title:  Assistant Secretary
CASH TRUST SERIES, INC.


By:  /s/ J. Christopher
Donahue
Name:  J. Christopher
 Donahue
Title:  President


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